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EXHIBIT 21.1

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
SUBSIDIARIES                              PLACE OF INCORPORATION
------------                              ----------------------
Monarch Pharmaceuticals, Inc.             Tennessee

Parkedale Pharmaceuticals, Inc.           Michigan

King Pharmaceuticals Research and
Development, Inc.                         Delaware

King Pharmaceuticals of Nevada, Inc.      Nevada

Meridian Medical Technologies, Inc.       Delaware

Monarch Pharmaceuticals Ireland Limited   Republic of Ireland
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